EXHIBIT NO. 21a


                               LIST OF SUBSIDIARIES OF
                               UIL HOLDINGS CORPORATION

                                                      STATE OR JURISDICTION
                                                      OF INCORPORATION OR             NAME UNDER WHICH
         NAME OF SUBSIDIARY                               ORGANIZATION              SUBSIDIARY DOES BUSINESS
         ------------------                           ---------------------         ------------------------
The United Illuminating Company (1)                        Connecticut            The United Illuminating Company

United Resources, Inc. (1)                                 Connecticut            United Resources, Inc.

Xcelecom, Inc. (2)                                         Connecticut            Xcelecom, Inc.

American Payment Systems, Inc. (2)                         Connecticut            American Payment Systems, Inc.

United Bridgeport Energy, Inc. (2)                         Connecticut            United Bridgeport Energy, Inc.

United Capital Investments, Inc. (2)                       Connecticut            United Capital Investments, Inc.

McPhee Electric Ltd., LLC (3)                              Connecticut            McPhee Electric Ltd., LLC

McPhee Utility Power and Signal, Ltd. (3)                  Connecticut            McPhee Utility Power and Signal, Ltd.

Thermal Energies, Inc. (3)                                 Connecticut            Thermal Energies, Inc.

Allan Electric Co., Inc. (3)                               New Jersey             Allan Electric Co., Inc.

Brite-Way Electrical Contractors, Inc. (3)                 New Jersey             Brite-Way Electrical Contractors, Inc.

The DataStore, Incorporated (3)                            New Jersey             The DataStore Incorporated

Orlando Diefenderfer Electrical Contractors, Inc. (3)      Pennsylvania           Orlando Diefenderfer Electrical Contractors, Inc.

Johnson Electric Co., Inc.(3)                              Connecticut            Johnson Electric Co., Inc.

M. J. Daly & Sons, Inc. (3)                                Connecticut            M. J. Daly & Sons, Inc.

4Front Systems, Inc. (3)                                   North Carolina         4Front Systems, Inc.

APS Card Services, Inc. (4)                                Connecticut            APS Card Services, Inc.

CellCards of Illinois, LLC (4)                             Illinois               CellCards of Illinois, LLC

Souwestcon Properties, Inc. (5)                            Connecticut            Souwestcon Properties, Inc.

JBL Electric, Inc. (6)                                     New Jersey             JBL Electric, Inc.

J. E. Richards, Incorporated (3)                           Maryland               J. E. Richards, Incorporated

Richards Electric, Incorporated (3)                        Maryland               Richards Electric, Incorporated

Terry's Electric, Inc. (3)                                 Florida                Terry's Electric, Inc.

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(1)  Subsidiary of UIL Holdings Corporation
(2)  Subsidiary of United Resources, Inc.
(3)  Subsidiary of Xcelecom, Inc.
(4)  Subsidiary of American Payment Systems, Inc.
(5)  Subsidiary of United Capital Investments, Inc.
(6)  Subsidiary of Allan Electric Co., Inc.